UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2012

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

New Jersey	001-09120	22-2625848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Park Plaza, P.O. Box 1171

Newark, New Jersey 07101-1171

(Address of principal executive offices) (Zip Code)

973-430-7000

(Registrant’s telephone number, including area code)

http://www.pseg.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2012, Public Service Enterprise Group Incorporated (PSEG) elected Mr. Alfred Zollar to its Board of Directors, effective immediately, for a term ending at the 2013 Annual Meeting of Stockholders. Mr. Zollar has not been appointed to any committees at this time.

Mr. Zollar retired from IBM in 2011, after a 34-year executive career, during which he held leadership roles for all units within IBM’s Software Group division. From 2004 to 2011, Mr. Zollar served as general manager for the Tivoli Software unit. After leaving IBM, Mr. Zollar founded AWZ Tech LLC, a business advisory firm, and is currently the managing partner at the firm. Mr. Zollar is currently a director of the Chubb Corporation.

Item 9.01	Financial Statements and Exhibits

Exhibit 99	Press Release dated June 19, 2012 announcing Alfred W. Zollar’s election to PSEG’s Board of Directors

Exhibit 99.1	Power of Attorney dated June 19, 2012 authorizing PSEG to execute and file SEC forms related to stock transactions on behalf of Alfred Zollar

Exhibit 99.2	Power of Attorney dated June 6, 2012 authorizing PSEG to execute and file SEC forms related to stock transactions on behalf of Susan Tomasky

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature of the undersigned company shall be deemed to relate only to matters having reference to such company and any subsidiaries thereof.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
(Registrant)

By:	/s/ Derek M. DiRisio
Derek M. DiRisio Vice President and Controller (Principal Accounting Officer)

Date: June 20, 2012

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